Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        Each of the undersigned in connection with this quarterly report of Benefytt Technologies, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge:
         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Date: August 10, 2020

/s/ Gavin D. Southwell
GAVIN D. SOUTHWELL
PRESIDENT AND CHIEF EXECUTIVE OFFICER
(Principal Executive Officer)
Date: August 10, 2020

/s/ Erik M. Helding
ERIK M. HELDING
CHIEF FINANCIAL OFFICER, SECRETARY, AND TREASURER
(Principal Financial Officer)
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906 has been provided to Benefytt Technologies, Inc. and will be retained by Benefytt Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.